Exhibit 99.1

IIOT-OXYS, Inc. CEO Discusses Corporate Value of Aretas Agreement in Interview with SmallCapVoice.com

CAMBRIDGE, MA / ACCESSWIRE / October 18, 2022 / IIOT-OXYS, Inc. (OTC PINK: ITOX) ("Oxys" or the "Company") announces the availability of a new interview with its CEO, Cliff Emmons, with SmallCapVoice.com Inc. ("SCV"), to discuss the value of the Company’s co-marketing and co-sales agreement of the Aretas Sentinel Indoor Air Quality (“IAQ”) sensor.

Speaking with SCV’s Stuart Smith, Mr. Emmons describes the mutual benefits and revenue model of the collaborative agreement with Aretas Sensor Networks Inc.

“This agreement means that we can help Aretas increase their bandwidth with closing sales of their sensors and systems, and it benefits Oxys in boosting our sales through the healthy commissions we’ll receive,” he explains. “These sales commission revenues are much faster to turn than our current typical customer acquisition times and time to revenue for our current customers, so we expect revenue generated from these sales commissions to positively impact our fourth-quarter revenue in 2022.”

This forecast follows a third-quarter performance that met Oxys’s expectations and reiterates Mr. Emmons’ expectations for continued growth.

“We're also confident of our earlier guidance that revenue for the second half of 2022 will exceed that generated in the first half of 2022. In total, we are optimistic of our projections for total revenue in 2022 to return to 2019 levels,” he says. “We’re excited to execute on this co-marketing and co-selling agreement of the Aretas Sentinel Sensor, as it will also contribute to our fourth quarter and overall 2022 sales.”

For more information on this project, listen to the full interview at https://youtu.be/ifs5RUleZW0

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

About Aretas Sensor Networks Inc.

Aretas Sensor Networks, Inc. combines IoT sensor technology, cloud-based platform, and machine learning/ AI for an end-to-end solution to ingest, collect, display, and analyze IoT data to allow companies to make better decisions.

About SmallCapVoice.com

SmallCapVoice.com, Inc. is a recognized corporate investor relations firm, with clients nationwide, known for its ability to help emerging growth companies, small cap and micro-cap stocks build a following among retail and institutional investors. SmallCapVoice.com utilizes its stock newsletter to feature its daily stock picks, podcasts, as well as its clients' financial news releases. SmallCapVoice.com also offers individual investors all the tools they need to make informed decisions about the stocks in which they are interested. Tools like stock charts, stock alerts, and Company Information Sheets can assist with investing in stocks that are traded on the OTCMarkets. To learn more about SmallCapVoice.com and its services, please visit https://www.smallcapvoice.com/small-cap-stock-otc-investor-relations-financial-public-relations/.

Socialize with SmallCapVoice and their clients at

Facebook: https://www.facebook.com/SmallCapVoice/

Twitter: https://twitter.com/smallcapvoice

Instagram: https://www.instagram.com/smallcapvoice/

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Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS, Inc.
Clifford L. Emmons
CEO
contact@oxyscorp.com

www.oxyscorp.com

SmallCapVoice.com

Stuart T. Smith

512-267-2430

Info@SmallCapVoice.com

Source: IIOT-OXYS, Inc.

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